Exhibit 99.3 Fourth Quarter and Full-Year 2019 Financial Results February 27, 2020

Forward-Looking Statements Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities, costs incurred to mitigate the risk of utility equipment causing future wildfires and costs incurred to implement SCE's new customer service system; • ability of SCE to implement its WMP, including effectively implementing Public Safety Power Shut-Offs when appropriate; • ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties; • risks associated with AB 1054 effectively mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including SCE's ability to maintain a valid safety certification, SCE's ability to recover uninsured wildfire-related costs from the Wildfire Insurance Fund, the longevity of the Wildfire Insurance Fund, and the CPUC's interpretation of and actions under AB 1054, including their interpretation of the new prudency standard established under AB 1054; • decisions and other actions by the CPUC, the FERC, the NRC and other regulatory and legislative authorities, including decisions and actions related to determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and mudslide-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, and delays in regulatory and legislative actions; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns; • extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires), which could cause, among other things, public safety issues, property damage and operational issues; • physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as CCAs and Electric Service Providers; • risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the CAISO's transmission plans, and governmental approvals; and • risks associated with the operation of transmission and distribution assets and power generating facilities, including public and employee safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. February 27, 2020 1

Fourth Quarter Earnings Summary

	Q4 2019	Q4 2018	Variance
Basic Earnings Per Share (EPS)[1]			
SCE	$ 0.54	$ (4.38)	$ 4.92
EIX Parent & Other	(0.14)	(0.11)	(0.03)
Discontinued Operations[2]	—	0.10	(0.10)
Basic EPS	**$ 0.40**	**$ (4.39)**	**$ 4.79**
Less: Non-core Items			
SCE[2]	$ (0.54)	$ (5.39)	$ 4.85
EIX Parent & Other[2]	(0.05)	(0.04)	(0.01)
Discontinued Operations[2]	—	0.10	(0.10)
Total Non-core	**$ (0.59)**	**$ (5.33)**	**$ 4.74**
Core Earnings Per Share (EPS)			
SCE	$ 1.08	$ 1.01	$ 0.07
EIX Parent & Other	(0.09)	(0.07)	(0.02)
Core EPS	**$ 0.99**	**$ 0.94**	**$ 0.05**

Key SCE EPS Drivers[3]		
Higher revenue[4]		$ 0.32
- CPUC revenue	0.19	
- FERC and other operating revenue	0.13	
Higher O&M		(0.03)
Wildfire-related self-insured retention		(0.05)
Lower depreciation		0.03
Higher net financing costs		(0.03)
Income taxes[4]		(0.07)
Other		—
- Property and other taxes	(0.01)	
- Other operating income	(0.01)	
- Other income and expenses	0.02	
Results prior to impact from share dilution		$ 0.17
Impact from share dilution		(0.10)
Total core drivers		$ 0.07
Non-core items[2]		4.85
Total		$ 4.92

Key EIX EPS Drivers[3]	
EIX parent and other — Higher interest expense and corporate expenses	$ (0.07)
EEG — 2018 goodwill impairment and other	0.05
Total core drivers	$ (0.02)
Non-core items[2]	(0.01)
Total	$ (0.03)

1. See Earnings Non-GAAP reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. See EIX Core EPS non-GAAP reconciliation in Appendix
3. 2019 EPS drivers are reported at a consistent share count of 325.8 million (2019 QTD weighted-average shares outstanding is 359.7 million)
4. Includes $(0.11) of tax expenses charged to customers

Note: Diluted earnings were $0.40 and ($4.39) per share for the three months ended December 31, 2019 and 2018, respectively.

February 27, 2020 Energy for What's Ahead® 2

Full-Year 2019 Earnings Summary

	2019	2018	Variance
Basic Earnings Per Share (EPS)[1]			
SCE	$ 4.15	$ (0.95)	$ 5.10
EIX Parent & Other	(0.37)	(0.45)	0.08
Discontinued Operations[2]	—	0.10	(0.10)
Basic EPS	**$ 3.78**	**$ (1.30)**	**$ 5.08**
Less: Non-core Items			
SCE[2]	$ (0.86)	$ (5.37)	$ 4.51
EIX Parent & Other[2]	(0.06)	(0.18)	0.12
Discontinued Operations[2]	—	0.10	(0.10)
Total Non-core	**$ (0.92)**	**$ (5.45)**	**$ 4.53**
Core Earnings Per Share (EPS)			
SCE	$ 5.01	$ 4.42	$ 0.59
EIX Parent & Other	(0.31)	(0.27)	(0.04)
Core EPS	**$ 4.70**	**$ 4.15**	**$ 0.55**

Key SCE EPS Drivers[3]		
Test Year 2018 GRC true-up[4]		$ 0.20
Higher revenue[5]		0.87
- CPUC revenue	0.51	
- 2018 FERC Formula Rate settlement[6]	0.13	
- FERC and other operating revenue	0.23	
Higher O&M		(0.29)
Wildfire-related self-insured retention		(0.05)
Lower depreciation		0.07
Higher net financing costs		(0.15)
Income taxes[5,6]		0.14
Other		0.01
Property and other taxes	(0.02)	
Other operating income	(0.01)	
Other income and expenses	0.04	
Results prior to impact from share dilution		$ 0.80
Impact from share dilution		(0.21)
Total core drivers		$ 0.59
Non-core items[2]		4.51
Total		$ 5.10

Key EIX EPS Drivers[3]	
EIX parent and other — Higher interest expense and corporate expenses	$ (0.13)
EEG — 2018 goodwill impairment, lower corporate expenses and lower losses at the competitive business	0.08
Impact from share dilution	0.01
Total core drivers	$ (0.04)
Non-core items[2]	0.12
Total	$ 0.08

1. See Earnings Non-GAAP reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. See EIX Core EPS non-GAAP reconciliation in Appendix
3. 2019 EPS drivers are reported at a consistent share count of 325.8 million (2019 YTD weighted-average shares outstanding is 339.7 million)
4. Test Year 2018 GRC true-up of $0.20 includes revenue of $(0.34), O&M of $0.06, depreciation of $0.24, interest expense of $(0.01), property and other taxes of $0.01 and income taxes of $0.24
5. Includes $0.08 of tax benefits refunded to customers
6. Includes tax benefits related to the settlement (offset in taxes)

Note: Diluted earnings were $3.77 and $(1.30) per share for the twelve months ended December 31, 2019 and 2018, respectively.

February 27, 2020
Energy for What's Ahead®
3

SCE Capital Expenditure Forecast

($ billions)



Distribution
Transmission
Generation
Wildire mitigation-related spend[1]
$4.8
$5.0
$5.4
$5.4
$5.4
2019 (Actual)
2020
2021
2022
2023

Range Case[3]	2020	2021	2022	2023
	$4.8	$4.9	$4.9	$4.8

$19.4 - $21.2 billion capital program for 2020-2023

- This capital forecast includes:
  - 2018 GRC approved CPUC capital spend for 2019-2020
  - 2021 GRC requested CPUC capital spend for 2021-2023
  - Non-GRC capital programs including Charge Ready Pilot, Medium- and Heavy-Duty (MD/HD) Transportation Electrification and 2019-2020 wildfire mitigation-related programs
  - FERC forecasted capital spend
- Long term growth drivers include:
  - Infrastructure Replacement
  - Wildfire Mitigation
  - Transportation Electrification
  - Transmission Infrastructure
- Authorized/Actual may differ from forecast; previously authorized amounts in the last three GRC cycles were 89%, 92% and 92%[2] of capital requested, respectively

1. In accordance with Assembly Bill 1054, ~$1.6 billion of wildfire mitigation-related spend shall not earn an equity return
2. Approval percentage for the 2018 GRC excludes Grid Modernization and project approvals that were deferred to the next General Rate Case for timing reasons
3. The low end of the range for 2021-2023 reflects a 10% reduction on the total capital forecast using management judgment based on historical experience of previously authorized amounts and potential for permitting delays and other operational considerations. The low end of the range for 2020 reflects a 10% reduction applied only to FERC capital spending and non-GRC programs

February 27, 2020

Energy for What's Ahead®

4

SCE Rate Base Forecast ($ billions) $41.0 $38.2 $35.9 $33.4 $30.8 $28.5 Range Case 1 2018 2019 2020 2021 2022 2023 CAGR Range Case 2 $28.5 $30.8 $33.3 $35.1 $37.0 $39.2 6.6% 1. Morongo Transmission holds an option to invest up to $400 million in the West of Devers Transmission Project, or half of the estimated cost of the transmission facilities only, at the in-service date, estimated to be 2021. In the table above, the rate base has been reduced to reflect this option. Capital forecast includes 100% of the project spend 2. Rate base forecast range case reflects capital expenditure forecast range case Note: Weighted-average year basis. FERC based on latest forecast and represents approximately 20% of total rate base throughout the forecast period. CPUC excludes the ~$1.6 billion of SCE’s fire risk mitigation capital expenditures in accordance with Assembly Bill 1054. CPUC also excludes the “rate-base offset” adjustment related to the 2015 GRC write-off of the regulatory asset for 2012-2014 incremental tax repairs and rate base associated with projects or programs that have not yet been approved, except for GS&RP spend incurred before August 1, 2019. February 27, 2020 5

2020 EIX Core Earnings Guidance 2020 Core Earnings Per Share Guidance – Building from SCE Rate Base on 2019 Weighted Average Shares $0.20 ($0.10) $5.17 ($0.41) • Interest related to • Financial, ($0.39) debt issued for operating and fund contribution: • Operating $4.47 other: expenses and ($0.09) • $0.32 other: Previously issued • Additional • Energy efficiency: ($0.14) 2019 shares: disallowed ($0.30) $0.02 • Interest expense: executive • • Incremental ($0.27) 2020 Equity Plan: compensation: ($0.09) wildfire ($0.01) mitigation costs not in Regulatory Assets: ($0.14) SCE 2020 EPS from SCE SB 901/AB 1054 EIX Parent Share Count Dilution EIX 2020 Core EPS Rate Base Forecast Variances Impacts & Other Midpoint Guidance EIX 2020 Core EPS guidance range of $4.32 - $4.62 Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-affected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not foot due to rounding. February 27, 2020 6

2020 EIX Core Earnings Guidance (cont.) Key Assumptions 2020 Assumption Additional Notes Total Rate Base $33.4 billion Based on rate base forecast CPUC Rate Base $26.8 billion Return on Equity (ROE) 10.30% 2020 Cost of Capital Final Decision Capital Structure 52% equity 2020 Cost of Capital Final Decision FERC Rate Base $6.6 billion ~20% of total 2020 rate base forecast Informed by MISO ruling; in line with CPUC 2020 Cost of Capital Final ROE 10.30% Decision Recorded capital structure; 2020 average estimated equity layer; includes charges such as the AB 1054 wildfire insurance fund contributions, wildfire- Capital Structure 47% equity related claims associated with the 2017/2018 wildfire events and the SONGS asset impairment Other Items Equity Market $0.8 billion of EIX equity Includes $0.2 billion of remaining 2019 ATM program and $0.6 billion of Activities issuances additional 2020 equity needs Weighted Average 2019 – 339.7 million shares Share Count 2020 – 369.5 million shares Wildfire Insurance Excluded from core Fund Expense guidance Amortization expense will be a non-core item February 27, 2020 7

EIX Financing Framework – 2020 and Beyond ($ millions) Growth Financing Framework $800 • $800 million of 2020 equity issuance to complete 2019 financing plan and support SCE growth capital needs 2019 ATM Carryover: $200 • $400 million of HoldCo debt in 2020 to fund remaining EIX and SCE 2020 needs1 • Continuation of internal equity programs for 2020 • Targeting long-term FFO/debt ratio of 15-17%  Supports investment grade credit rating 2020 New Equity: $600  Imputed 2017/2018 wildfire claims payments and memorandum account balances related to wildfire mitigation and wildfire insurance expenditures impact metrics in the near term  Potential credit ratings upgrade as rating agencies’ view of wildfire risk and California outlook improves 2020 Equity Plan A measured approach to support balance sheet and maintain investment grade credit rating 1. In addition to SCE’s debt financing February 27, 2020 8

Appendix February 27, 2020 9

2019 Wildfire Mitigation Actions  Inspections: completed overhead inspections of 100% of T&D assets in HFRA; large volume of findings constrained bandwidth for other programs in 2019; transitioning to more risk-prioritized approach using technology and enhanced aerial inspections  Resources: added significant resources to manage accelerated pace of inspections, vegetation management, and infrastructure hardening programs; competition from statewide activities constrains pace of growth  Execution: achieved target volumes of major programs and completed majority of 2019 Wildfire Mitigation Plan (WMP) activities; rapid scaling of programs resulted in opportunities to improve efficiency going forward  Met or exceeded targets in 54 of the 58 programs (our covered conductor, HD cameras and weather station programs all exceeded targets)  Public Safety Power Shutoff (PSPS): rapid deployment of situational awareness tools and capabilities helped to better target outages during high risk conditions; continuing to identify ways to better manage energized/de- energized lines during severe wind conditions while maintaining risk mitigation needs and reducing customer impact  During peak fire season (October 2019), only ~2% of SCE customers were affected by PSPS  Ignitions: ignition cause analysis of 2019 events validated programs and informed further plan updates; as more mitigations are deployed, we expect to reduce the scope and impact of PSPS, but PSPS will have to remain available as a tool to mitigate wildfire risk during severe weather and high Fire Potential Index events  Found over 40 instances of damage to system assets in post-PSPS patrols  Technology: meaningful benefits from field deployment of mobile technology and enhanced data analytics advanced prioritization capabilities, and detection of system issues; increasing adoption of new technologies planned for 2020 and beyond SCE continues to drive process improvements, but has not fundamentally changed the approach to wildfire mitigation February 27, 2020 10

Mitigating Catastrophic Wildfire Risk

		2019 Actuals	2020-22 Wildfire Mitigation Plan
Infrastructure Hardening		**Covered Conductor:** 372 circuit miles completed	4,000 additional circuit miles by Jan 1, 2023 2020: 700-1,000 / 2021: 1,400 / 2022: 1,600
		Undergrounding: leverage risk analysis to identify opportunities	Approximately 17 miles of undergrounding under consideration in 2021-22
Enhanced Operational Practices		**Inspections:** All HFRA distribution and transmission structures inspected	Risk-informed ground & aerial inspection program covering ~50% of HFRA structures annually
		Vegetation Management: expand line clearances to 12 feet; removed ~5,900 hazard tree removals (below target of 7,500); and clear brush at base of >100,000 poles	Continue expanded line clearances; focus on hazard tree assessments and timely removal; expand brush clearing at base of poles to 200,000-300,000
		PSPS: de-energization based on circuit-specific wind speed thresholds	Same de-energization approach with new circuit-specific mitigation plans and customer care programs to reduce customer impacts
Situational Awareness		**Weather Stations:** 357 installed	375-475 weather stations per year
		HD Cameras: 91 installed	Deployment complete as coverage in high fire risk areas effectively maximized

2020-2022 Wildfire Mitigation Plan continues the same foundational strategy with increased focus on risk-prioritization of activities and PSPS impact mitigations

February 27, 2020

Energy for What's Ahead®

11

Updated SCE Wildfire-Related Charges ($ millions) For the year ended December 31, 2019 and December 31, 2018, the income statements and balance sheets include the estimated losses/accrued liabilities (established at the lower end of the reasonably estimated range of expected losses), net of expected recoveries from insurance and FERC customers, related to the 2017/2018 Wildfire/Mudslide Events (as defined in the 10-Ks filed on February 27, 2020 and February 28, 2019) as follows: Income Statement Impacts 2019 2018 Total Charge for wildfire-related claims $232 $4,669 $4,901 Expected insurance recoveries - (2,000) (2,000) Expected revenue from FERC customers (14) (135) (149) Total pre-tax charge $218 $2,534 $2,752 Income tax benefit (61) (709) (770) Total after-tax charge $157 $1,825 $1,982 Total after-tax charge (per share) $0.46 $5.60 Claims Rollforward 2019 Wildfire-related claims (Balance as of December 31, 2018) $4,669 Incremental accrued losses in 2019 232 Payments (public entity’s settlement) (360) Wildfire-related claims (Balance as of December 31, 2019) $4,541 Note: See Use of Non-GAAP Financial Measures. February 27, 2020 12

SCE Annual Results of Operations

($ millions)

- Earning activities – revenue authorized by CPUC and FERC to provide reasonable cost recovery and return on investment
- Cost-recovery activities – CPUC- and FERC-authorized balancing accounts to recover specific project or program costs, subject to reasonableness review or compliance with upfront standards

	2019			2018		
	Earnings Activities	Cost-Recovery Activities	Total Consolidated	Earnings Activities	Cost-Recovery Activities	Total Consolidated
Operating revenue	**$6,678**	**$5,628**	**$12,306**	**$6,560**	**$6,051**	**$12,611**
Purchased power and fuel	—	4,839	4,839	—	5,406	5,406
Operation and maintenance	2,073	863	2,936	1,972	730	2,702
Wildfire-related claims, net of recoveries	255	—	255	2,669	—	2,669
Wildfire insurance fund expense	152	—	152			
Depreciation and amortization	1,727	1	1,728	1,867	—	1,867
Property and other taxes	396	—	396	392	—	392
Impairment and other charges	159	—	159	(12)	—	(12)
Other operating income	(4)	—	(4)	(7)	—	(7)
Total operating expenses	**4,758**	**5,703**	**10,461**	**6,881**	**6,136**	**13,017**
Operating (loss) income	**1,920**	**(75)**	**1,845**	**(321)**	**(85)**	**(406)**
Interest expense	(738)	(1)	(739)	(671)	(2)	(673)
Other income and expenses	119	76	195	107	87	194
(Loss) income before income taxes	**1,301**	**—**	**1,301**	**(885)**	**—**	**(885)**
Income tax (benefit) expense	(229)	—	(229)	(696)	—	(696)
Net (loss) income	**1,530**	**—**	**1,530**	**(189)**	**—**	**(189)**
Preferred and preference stock dividend requirements	121	—	121	121	—	121
Net (loss) income available for common stock	**$1,409**	**—**	**$1,409**	**($310)**	**—**	**($310)**
Less: Non-core items			(293)			(1,750)
Core Earnings			**$1,702**			**$1,440**

Note: See Use of Non-GAAP Financial Measures.

February 27, 2020

Energy for What's Ahead®

13

Earnings Per Share Non-GAAP Reconciliations Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance EPS Attributable to Edison International 2020 Low Midpoint High SCE $4.84 EIX Parent & Other (0.38) Basic EPS1 $4.32 $4.47 $4.62 Non-Core Items SCE — — — EIX Parent & Other — — — Total Non-Core1 — — — Core EPS SCE $4.84 EIX Parent & Other (0.38) Core EPS1 $4.32 $4.47 $4.62 1. EPS is calculated on the assumed weighted-average share count for 2020 of 369.5 million. Please see 2020 EIX Core Earnings Guidance slide for more information February 27, 2020 14

Earnings Non-GAAP Reconciliations

($ millions)

Reconciliation of EIX GAAP Earnings to EIX Core Earnings

Earnings Attributable to Edison International	Q4 2019	Q4 2018	2019	2018
SCE	$194	($1,429)	$1,409	$(310)
EIX Parent & Other	(51)	(35)	(125)	(147)
Discontinued Operations[1]	—	34	—	34
Basic Earnings	**$143**	**($1,430)**	**$1,284**	**($423)**
Non-Core Items				
SCE[1,2,3,4]	($194)	(1,757)	$(293)	(1,750)
EIX Parent & Other[1,5]	(18)	(12)	(18)	(58)
Discontinued Operations[1]	—	34	—	34
Total Non-Core	($212)	($1,735)	($311)	(1,774)
Core Earnings				
SCE	$388	$328	$1,702	$1,440
EIX Parent & Other	(33)	(23)	(107)	(89)
Core Earnings	**$355**	**$305**	**$1,595**	**$1,351**

1. Includes income tax benefit of $34 million, income tax benefit of $66 million and income tax expense of $12 million in 2018 related to the settlement of the 1994 – 2006 California tax audit for discontinued operations, SCE and EIX parent and other, respectively
2. Includes wildfire-related claims, net of recoveries of $218 million ($157 million after-tax) and $2,534 million ($1,825 million after-tax) in the fourth quarter of 2018 and 2019, respectively
3. Includes amortization of SCE's Wildfire Insurance Fund expenses of $85 million ($61 million after-tax) and $152 million ($109 million after-tax) for the quarter and year-ended December 31, 2019, respectively
4. Includes an impairment charge of $171 million ($123 million after-tax) recorded in second quarter of 2019 for SCE related to the disallowed historical capital expenditures in SCE's 2018 GRC final decision. The fourth quarter 2019 includes an additional $19 million income tax benefits ($88 million in full year 2019) related to changes in allocation of deferred tax re-measurement between customers and shareholders and impact from the approval of the Revised San Onofre Settlement Agreement
5. Includes goodwill impairment at Edison Energy Group of $25 million ($18 million after-tax) in the fourth quarter 2019 and loss on sale of SoCore Energy of $56 million ($46 million after-tax) in April 2018

February 27, 2020
Energy for What's Ahead®
15

EIX Core EPS Non-GAAP Reconciliations Reconciliation of Edison International Basic Earnings Per Share to Edison International Core Earnings Per Share Earnings Per Share Attributable to Edison International 2019 2018 2017 Basic EPS 3.78 ($1.30) $1.73 Non-Core Items (*) SCE Impairment and other 2018 GRC decision – Impairment of utility property, plant and equipment (0.38) — — Implementation of Revised San Onofre Settlement Agreement 0.03 0.03 (1.38) Wildfire-related claims, net of recoveries (0.48) (5.60) — Amortization of Wildfire Insurance Fund expenses (0.34) — — Re-measurement of deferred taxes as a result of Tax Reform 0.27 — (0.10) Settlement of 1994 – 2006 California tax audits — 0.20 — Edison International Parent and Other Edison Energy Group’s goodwill impairment (0.06) — — Sale of SoCore Energy and other — (0.14) 0.04 Settlement of 1994 – 2006 California tax audits — (0.04) — Re-measurement of deferred taxes as a result of Tax Reform — — (1.33) Discontinued operations Settlement of 1994 – 2006 California tax audits — 0.10 — Impact of share dilution (*) 0.04 — — Less: Total Non-Core Items (0.92) (5.45) (2.77) Core EPS $4.70 $4.15 $4.50 (*) 2019 EPS drivers are reported at a consistent share count of 325.8 million (weighted-average shares outstanding is 359.7 million and 339.7 million for fourth quarter and full year 2019, respectively) Note: See Use of Non-GAAP Financial Measures. February 27, 2020 16

Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the Company's performance from period to period. Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (or losses) are defined as earnings or losses attributable to Edison International shareholders less income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as: exit activities, including sale of certain assets, and other activities that are no longer continuing; asset impairments and certain tax, regulatory or legal settlements or proceedings. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President (626) 302-2540 sam.ramraj@edisonintl.com Allison Bahen, Principal Manager (626) 302-5493 allison.bahen@edisonintl.com February 27, 2020 17